UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 7, 2007
SPHERION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11997	36-3536544

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2050 Spectrum Boulevard
Fort Lauderdale, Florida 33309

(Address, including zip code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (954) 308-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On January 29, 2007, Spherion Corporation (the “Company”) issued a press release announcing the departure of Byrne K. Mulrooney, President of the Company’s Staffing and Workforce Solutions division. The terms of his separation have been finalized and a Separation Agreement, which became effective March 7, 2007, has been executed by the Company and Mr. Mulrooney. The terms of the Separation Agreement are consistent with Mr. Mulrooney’s employment agreement, except that Mr. Mulrooney is receiving additional severance of $145,306 as consideration for agreeing to both an extended no-hire provision for certain of our employees and an extended non-solicitation provision for certain of our customers. Mr. Mulrooney will receive a lump sum total payment of $578,563 (which includes the additional amount described above) in consideration for his agreement to abide by certain non-compete, non-disparagement and confidentiality provisions in his Separation Agreement. In addition, Mr. Mulrooney provided a release of any claims against the Company. The Separation Agreement also acknowledges that Mr. Mulrooney is entitled to his 2006 bonus payment, which amount has been paid in accordance with the terms of his 2006 variable pay plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERION CORPORATION
Date: March 7, 2007	By:	/s/ Roy G. Krause
Roy G. Krause
President & Chief Executive Officer

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